CONFIRMING STATEMENT






I, Dr. Bradford J. Bomba, Jr., hereby authorize and designate Kathryn E. Burns, Vice President, Director of Finance of Monroe Bank, to sign Securities and Exchange Commission Form 3, Form 4 and Form 5 on my behalf. This authorization shall be in effect until December 31, 2010.



Signed:


/s/ Dr. Bradford J. Bomba, Jr.		12/13/2005
Dr. Bradford J. Bomba Jr.
Director					Date
Monroe Bancorp